UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Compass Minerals International, Inc. (the “Company”) approved supplemental peer alignment awards to certain executive officers under the Company’s 2020 Incentive Award Plan following a review of the Company’s equity award methodology compared to peer group practice. Historically, the grant size (i.e., number of units granted) of performance stock units (“PSUs”) linked to the Company’s relative total shareholder return (“rTSR”) was determined by dividing the target grant value by a Monte Carlo valuation on the date of grant.

A review of competitive peer group practice, as prepared by the Compensation Committee’s independent compensation consultant, indicated that the vast majority of peers determine grant size by dividing the target grant value by the closing stock price on the date of grant. The Compensation Committee evaluated this alternative approach and determined that it better aligns the Company’s equity grant practices with its compensation philosophy. In addition, the Compensation Committee also considered that the alternative approach (a) eliminates the disconnect created by the Monte Carlo methodology between the target grant value and perceived grant value based on the number of PSUs awarded, and (b) is consistent with how the Company sizes its outstanding EBITDA growth PSU and restricted stock unit grants (“RSUs”). Based on these considerations, the Compensation Committee determined to adopt the closing stock price on the date of grant as the basis for sizing PSU and RSU grants.

Supplemental peer alignment awards were granted to Kevin S. Crutchfield (President and Chief Executive Officer), Mary L. Frontczak (Chief Legal and Administrative Officer and Corporate Secretary), George J. Schuller (Chief Operations Officer) and James D. Standen (Chief Commercial Officer) on December 1, 2021 consistent with the newly adopted approach, as further described in the below chart. For clarity, the supplemental peer alignment awards are incremental to and will not have any effect on the original rTSR PSUs granted.

The following chart shows the target grant value of outstanding rTSR PSUs, as approved by the Compensation Committee, at the time of the original awards, the number of target rTSR PSUs actually granted using a Monte Carlo valuation methodology, the number of target rTSR PSUs that would have been awarded had the grant date closing stock price methodology been used at the time of grant and the number of supplemental peer alignment awards that were granted on December 1, 2021, which reflects the difference in the number of PSUs determined by the Monte Carlo and grant date closing stock price methodologies. No supplemental peer alignment awards were made for outstanding EBITDA growth PSUs or RSUs, for which the number of units granted were already based on the closing stock price on the date of grant.

Name	Target Grant Value of rTSR PSUs(1) ($)	rTSR PSUs Granted Using Monte Carlo Methodology (Actual)(2) (#)	rTSR PSUs Granted Using Grant Date Closing Stock Price Methodology (Hypothetical)(3) (#)	Supplemental Market Alignment Awards Granted (Actual)(4) (#)
	October 15, 2021 Grants			December 1, 2021 Grants(5)
Kevin S. Crutchfield	1,564,955	10,520	21,009	10,489
Mary L. Frontczak	388,859	2,614	5,221	2,607
George J. Schuller, Jr.	542,974	3,650	7,290	3,640
James D. Standen	405,073	2,723	5,438	2,715
	January 13, 2020 Grants			December 1, 2021 Grants(6)
Kevin S. Crutchfield	2,047,473	24,854	34,756	9,902
Mary L. Frontczak	324,001	3,933	5,500	1,567
George J. Schuller, Jr.	712,505	8,649	12,095	3,446
James D. Standen	507,626	6,162	8,617	2,455
	May 7, 2019 (K. Crutchfield) and April 1, 2019 (J. Standen) Grants			December 1, 2021 Grants(7)
Kevin S. Crutchfield	1,618,838	27,839	30,118	2,279
James D. Standen	281,995	4,601	5,127	526
(1)As approved by the Compensation Committee prior to the grant of rTSR PSUs awarded on October 15, 2021, January 13, 2020, May 7, 2019 and April 1, 2019.
(2)Reflects the following value for each rTSR PSU on the grant date using the Monte Carlo methodology: $148.76 for the October 15, 2021 rTSR PSUs, $82.38 for the January 13, 2020 rTSR PSUs, $58.15 for the May 7, 2019 rTSR PSUs and $61.29 for the April 1, 2019 rTSR PSUs.
(3)Calculated by dividing the target grant value of rTSR PSUs by the grant date closing stock price, which are as follows: $74.49 for the October 15, 2021 rTSR PSUs, $58.91 for the January 13, 2020 rTSR PSUs, $53.75 for the May 7, 2019 rTSR PSUs and $55.01 for the April 1, 2019 rTSR PSUs.
(4)Reflects rTSR PSUs that are subject to the achievement of performance conditions based on rTSR over the three-year performance period of the corresponding original rTSR PSU award. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 300% of the target award level (with respect to the awards that correspond to the rTSR PSUs awarded on October 15, 2021) and between 0% and 200% of the target award level (with respect to the awards that correspond to the rTSR PSUs awarded on January 13, 2020, May 7, 2019 and April 1, 2019).
(5)Reflects rTSR PSUs vesting on October 15, 2024, based on Company performance.
(6)Reflects rTSR PSUs vesting on January 13, 2023, based on Company performance.
(7)Reflects rTSR PSUs vesting on April 1, 2022, based on Company performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: December 2, 2021	By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer